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                                                                      EXHIBIT 15
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                                                    RE:  Varian Associates, Inc.
                                              Registrations on Forms S-8 and S-3


We are aware that our report dated January 20, 1999 on our reviews of the interim financial information of Varian Associates, Inc. for the quarters ended January 1, 1999 and January 2, 1998 included in this Form 10-Q is incorporated by reference in the Company's registration statements on Forms S-8, Registration Statement Numbers 33-46000, 33-33661, 33-33660, and 2-95139 and Forms S-8 and S-
3, Registration Statement Number 33-40460. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                 /s/ PricewaterhouseCoopers  LLP
                                                 -------------------------------
                                                     PricewaterhouseCoopers  LLP



San Jose, California
February 12, 1999